SUBSIDIARIES
                                                           Exhibit 21

1.            GENERAL


              Western Beef, Inc. conducts its retail and wholesale food business directly and through 19 consolidated wholly-owned subsidiaries and six consolidated subsidiaries wholly-owned by Quarex Operating Company, Inc., a 100% subsidiary of the registrant.


2.            OTHER SUBSIDIARIES

Awesome Transportation, Inc.

East Central Meats, Inc.

Quarex New England, Inc.

Western Beef Advertising, Inc.

Western Beef, Administration, Inc. (Formerly known as Western Beef, Inc. (New York Corporation)

W.B. Packing, Inc.

Sabrina Food Sales, Inc.

Food Warehouse, Inc.


NOTE:

              All corporations listed above were incorporated in New York except for Quarex-New England, Inc. which was incorporated in Massachusetts.

                                       19
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                            SUBSIDIARIES OF WESTERN BEEF, INC.


WESTERN BEEF              -METROPOLITAN AVENUE, INC.

WESTERN BEEF              -MORRIS AVENUE, INC.

WESTERN BEEF              -FOREST AVENUE, INC.

WESTERN BEEF              -14TH STREET, INC.

W.B. PRODUCE              -METROPOLITAN AVENUE, INC.

WESTERN BEEF              -MERRICK BLVD., INC.

WESTERN BEEF              -FORT GREENE PLACE, INC.

WESTERN BEEF              -CANARSIE, INC.

W.B. PRODUCE              -CANARSIE, INC.

WESTERN BEEF              -173RD STREET, INC.

WESTERN BEEF              -ROSEDALE AVENUE, INC.

WESTERN BEEF              -STEINWAY STREET, INC.

WESTERN BEEF              -EMPIRE BLVD., INC.

WESTERN BEEF              -MINEOLA, INC.

WESTERN BEEF              -WEST END AVE. INC.
                           (Formerly known as Western Beef-Atlantic Ave. Inc.)

WESTERN BEEF              -ROOSEVELT, INC

WESTERN BEEF              -ROCKAWAY BLVD, INC.

WESTERN BEEF              -MYRTLE AVENUE, INC.

QUAREX OPERATING COMPANY, INC.

                   SUBSIDIARIES OF QUAREX OPERATING COMPANY, INC.

WESTERN BEEF              -COLLEGE POINT BLVD., INC.
                           (Formerly known as Ranbar Packing, Inc.)

WESTERN BEEF              -EAST ORANGE, N. J., INC.

WESTERN BEEF              -EAST NEW YORK, INC.

WESTERN BEEF              -PARK AVENUE, INC.

WESTERN BEEF              -ELMONT, INC.
                           (Formerly known as Quarex-Elmont, Inc.)

WESTERN BEEF SUPERMARKET, INC.

NOTE:

              All corporations listed above were incorporated in New York except for Western Beef-East Orange, N.J., Inc., which was incorporated in New Jersey.

                                                                     EXHIBIT 23
                         CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS


Western Beef, Inc.

We hereby consent to the incorporation by reference in the respective Registration Statement on Form S-8 (No. 33-80379) of our report dated March 3, 1997, relating to the consolidated financial statements and schedule of Western Beef, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 3, 1997.


BDO Seidman, LLP


New York, New York
March 28, 1997